Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints George R. Oliver, Arun Nayar and Judith R. Reinsdorf and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George R. Oliver	Chief Executive Officer and Director	September 11, 2014
George R. Oliver	(Principal Executive Officer)

/s/ Arun Nayar Arun Nayar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 11, 2014

/s/ Sam Eldessouky Sam Eldessouky	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 11, 2014

/s/ Edward D. Breen	Director	September 11, 2014
Edward D. Breen

/s/ Herman E. Bulls	Director	September 11, 2014
Herman E. Bulls

/s/ Michael E. Daniels	Director	September 11, 2014
Michael E. Daniels

/s/ Frank M. Drendel	Director	September 11, 2014
Frank M. Drendel

/s/ Brian Duperreault	Director	September 11, 2014
Brian Duperreault

/s/ Rajiv L. Gupta	Director	September 11, 2014
Rajiv L. Gupta

/s/ Brendan R. O’Neill	Director	September 11, 2014
Brendan R. O’Neill

/s/ Jürgen Tinggren	Director	September 11, 2014
Jürgen Tinggren

/s/ Sandra S. Wijnberg	Director	September 11, 2014
Sandra S. Wijnberg

/s/ R. David Yost	Director	September 11, 2014
R. David Yost